EXHIBIT 23.01

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (333-39914, 333- 42690, 333-46662, 333-54250, 333-49926, 333-87186, 333-88725, 333-104814, 333-106819 and 333-110586) of Interwoven, Inc. of our report dated January 16, 2003 (except for Note 17 which is dated as of March 19, 2003), relating to the consolidated financial statements and financial statement schedule, which is incorporated by reference in the Current Report on Form 8-K, Amendment No. 1, of Interwoven, Inc.

/s/ PricewaterhouseCoopers LLP

San Jose, California

January 27, 2004